EXHIBIT 99.1



                   [BERKSHIRE HILLS BANCORP, INC. LETTERHEAD]

                       BERKSHIRE HILLS FIRST QUARTER 2008
                   EARNINGS RELEASE AND CONFERENCE CALL DATES

PITTSFIELD, MA, April 1, 2008 - Berkshire Hills Bancorp (BHLB) will issue its first quarter earnings release after the market closes on Tuesday, April 29, 2008.

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Wednesday, April 30, 2008 to discuss first quarter results and guidance about expected future results. Interested parties are requested to access the conference a few minutes prior to the call as follows:

         Dial-in:           800-860-2442
         Webcast:           www.berkshirebank.com  (Investor Relations link)
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A telephone replay of the call will be available until May 6, 2008 by calling
877-344-7529 and entering replay passcode: 417887. The webcast will be available at Berkshire's website above for an extended period of time.

BERKSHIRE WILL ALSO HAVE A PODCAST AVAILABLE FROM ITS WEBSITE SHORTLY AFTER THE CALL FOR THOSE INTERESTED IN DOWNLOADING THE CONFERENCE CALL ONTO INDIVIDUAL LISTENING DEVICES OR COMPUTERS.

Berkshire Hills Bancorp is a regional financial services company with assets of approximately $2.5 billion. Headquartered in Pittsfield, Massachusetts, it is the parent of Berkshire Bank - AMERICA'S MOST EXCITING BANK(SM). Berkshire provides business and consumer banking, insurance, and wealth management services through 48 banking and insurance offices in Western Massachusetts, Northeastern New York, and Southern Vermont. For more information, visit www.berkshirebank.com or call 800-773-5601.
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Contact:
David H. Gonci
Corporate Finance Officer
413-281-1973